TWIN VEE
Nasdaq VEEE

MERCURY

Bahama BOAT WORKS

A Strategic Power Partnership

Bahama Boat Works & Mercury Marine

TWIN VEE
Nasdaq VEEE

MERCURY

Bahama
BOAT WORKS

Why Mercury Marine

- Global market leader in outboard propulsion
- Division of Brunswick Corporation BC: NYSE
- Mercury Motors draws National and International Exposure for Bahama Boats
- Not a Vendor, Mercury is an Institutional-grade partner



TWIN VEE
Nasdaq VEEE

MERCURY

Bahama BOAT WORKS

Why This Partnership Is Material

- Long-term OEM alignment, not a transactional supply agreement
- Materially reduces launch risk & accelerates demand due to Mercury Brand Equity
- Mercury potentially creates excitement and buyers at global scale
- This is not a marketing deal
- It is a scale, demand, and credibility multiplier



Mercury's Marketing Prowess

11.2B

Earned media impressions globally (2025)

267M+

Paid media impressions

9.0M

Global website visits annually

Vast online presence and reach, both domestic and internationally

TWIN VEE
Nasdaq VEEE

MERCURY

Bahama BOAT WORKS

Bahama Boat Works: Iconic Brand Relaunched

- Known for Best-in-Class fit and finish
- Recognized as one of the premium offshore brands
- Known for performance, high-speed stability, and exceptional offshore handling
- Brand equity leveraged by modern manufacturing and execution



TWIN VEE

Nasdaq VEEE

MERCURY

Bahama BOAT WORKS

VEEE Investor Highlights

- Nasdaq listed marine manufacturer with a market capitalization of approximately $4 million
- Proven Platform: 30+ years of Twin Vee boat-building expertise now powering the relaunch of the Bahama Boat Works
- Shared-Cost Leverage: Two brands, one factory, driving labor, tooling, and overhead efficiencies
- Capital Efficient Growth: Expands product portfolio without duplicative infrastructure spend



TWIN VEE
Nasdaq VEEE

MERCURY

Bahama
BOAT WORKS

Thank you.

